UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2006

PARALLEL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-13305	75-1971716
(Commission file number)	(IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of principal executive offices)	(Zip code)

(432) 684-3727

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 8, 2006, the management, the Audit Committee, and the Board of Directors of Parallel Petroleum Corporation (“Parallel” or the “Company”) concluded that certain of the Company’s previously issued financial statements should be restated. As part of its preparation of the financial statements for the year ended December 31, 2005, the Company, after discussion with BDO Seidman, LLP, the Company’s independent registered public accounting firm, undertook a review of its accounting for oil and gas and interest rate derivatives, under Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended (“SFAS 133”).

The Company uses derivative instruments as a means of reducing its financial exposure to fluctuating oil and gas prices and interest rates. Under SFAS 133, the Company included changes from period to period in the fair value of derivatives classified as cash flow hedges (“Hedges”) as increases and decreases to Accumulated Other Comprehensive Income (“AOCI”). This Hedge accounting treatment is permitted for certain derivatives, including the types of derivatives used by the Company to reduce exposure to changes in oil and gas prices associated with the sale of oil and gas production and interest rates. In order to qualify for Hedge accounting treatment, specific standards and documentation requirements must be met. The Company believed that its derivative accounting treatment was permitted under SFAS 133.

After reviewing the Company’s accounting for oil and gas and interest rate derivatives under SFAS 133, the Company’s management determined that certain of the Company’s derivatives did not qualify for cash flow hedge accounting treatment. Specifically, management determined that the Company’s documentation of the relationship of the hedged items and the derivative instruments being employed and designated as Hedges was insufficient for derivative transactions entered into during periods subsequent to June 30, 2004. As a result, management determined that its accounting for derivative instruments entered into as Hedges during such periods was inappropriate and fully briefed the Audit Committee with respect to management’s determination.

Based on management’s determination and the recommendation of the Audit Committee, the Board of Directors determined that the Company’s audited financial statements and other information for the fiscal year December 31, 2004 and its unaudited financial statements and other information for the quarters ended September 30 and December 31, 2004, and the quarters ended March 31, June 30 and September 2005 (including management’s evaluation of internal controls, and disclosure controls and procedures), should not be relied upon and these financial statements should be restated. The Audit Committee has discussed this conclusion and the restatement adjustments with BDO Seidman, LLP.

Since the Company’s derivative transactions do not qualify for Hedge accounting treatment, the Company will apply “mark to market” accounting. The primary effect of a change in treatment of the derivative instruments from Hedge accounting to “mark to market” accounting will be the inclusion in net income of any increases or decreases in the fair value of derivative instruments previously designated as hedges during the periods in which such increases or decreases in their fair values occurred. Under the previous Hedge accounting treatment, increases and decreases in the fair value of derivatives were recorded in AOCI on the balance sheet (to the extent they were effective in offsetting the changes in realized prices), and had no effect on net income.

The Company expects the restatement will have the following effects on net income in previously reported periods:

	Year ended	Quarter Ended
	December 31, 2004	September 30, 2005	June 30, 2005	March 31, 2005
	(in thousands)	(in thousands)
Net Income (loss)
as previously reported	$5,585	$8,587	$1,453	$(550)

Adjustments to net income	(3,314)	(6,598)	(2,699)	(10,154)

Restated net income (loss)	$2,271	$1,989	$(1,246)	$(10,704)

At September 30, 2005, retained earnings will be reduced by approximately $22.8 million and AOCI will be reduced by the same amount. In addition, the restatement will also have the effect of increasing the amounts of net cash provided by operating activities and net cash used in investing activities in the consolidated statement of cash flows by $4.0 million for the nine months ended September 30, 2005, which is comprised of increases in these financial statement items of $0.7 million, $0.9 million and $2.4 million in the first, second and third quarters of 2005, respectively. The restatement did not affect the consolidated statement of cash flows in 2004. The Company believes that the required corrections will not result in a breach of the financial covenants of its credit agreements. However, the Company has requested waivers from its lenders with respect to certain representations and other covenants made by the Company in the credit agreements. In addition, a default would occur if the Company is not able to furnish the designated financial statements to the lenders by March 31, 2006 or obtain an appropriate waiver.

The Company will include restated financial statements and other information for the fiscal year ended December 31, 2004 in its Annual Report on Form 10-K for the year ended December 31, 2005. The Company expects to file amended Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2005 as soon practicable. As necessary, the restated financial information for the quarterly periods ended September 30 and December 31, 2004 will be reflected in the Company’s future periodic filings.

Certain information in this Form 8-K may contain forward-looking statements regarding future events and the future performance of Parallel. These statements are only predictions and actual events or results may differ materially. Please refer to the documents the Company files with the Securities and Exchange Commission and the cautionary statements contained in Exhibit 99.1 hereto. These documents contain and identify important risk factors that could cause Parallel’s actual results to differ materially from those contained in or implied by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date these statements were made. Parallel undertakes no obligation to update any forward-looking statements contained in the Form 8-K.

Item 7.01	Regulation FD Disclosures.

On March 14, 2006, the Company issued a press release announcing its updated oil and gas operations and the restatement of the Company’s financial statements for the fiscal year ended December 31, 2004 and the quarters ended September 30 and December 31, 2004, and the quarters ended March 31, June 30 and September 30, 2005, and the changes for these periods. The press release is furnished as Exhibit 99.1 to this Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

Pursuant to General Instruction B.2 of Form 8-K, the following exhibit is furnished with this Form 8-K.

Exhibit No.	Description

99.1	Press Release issued March 14, 2006
(furnished pursuant to Item 7.01)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 14, 2006	PARALLEL PETROLEUM CORPORATION

By:	/s/ Larry C. Oldham

Larry C. Oldham, President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued March 14, 2006
(furnished pursuant to Item 7.01)